UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2023

ANTIAGING QUANTUM LIVING, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	000-56157	47-2643986
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133-27 39th Ave #PH2A Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

(929) - 527-5382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Explanatory Note

Antiaging Quantum Living Inc. (A.K.A. Achison, Inc.) is filing this Amendment No. 1 to its Current report on Form 8-K (“Amendment No. 1”) to amend its Current Report on Form 8-K, as originally filed with the U.S. Securities and Exchange Commission on April 13, 2023 (the “Original Form 8-K”), solely for the purpose of correcting item 5.01.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

On March 21, 2023, Barry Wan entered into a stock purchase agreement acquiring control of 29,215,000 restricted shares of common stock (the “Purchased Shares”) of Achison Inc. (A.K.A. “Antiaging Quantum Living, Inc.”, the “Company”, “us”, “we” or “our”), representing approximately 97.4% of the Company’s total issued and outstanding common stock (the “Common Stock”) from Dazhong 368 Inc and Sophia 33 Inc, two New York corporations controlled by the Company’s then President, Chief Executive Officer and sole director, Dingshan Zhang pursuant to the terms of a Stock Purchase Agreement by and among the parties thereto (the “Stock Purchase Agreement”).

On April 10, 2023, during the closing, Barry Wan assigned all his shares to New Lite Ventures LLC (A.K.A. “New Living Ventures LLC”, “LLC”), a Delaware Limited Liability Company, with which Barry Wan is the sole member. The foregoing transaction resulted in a change of control of the Company, with the LLC acquiring 97.4% of the Company’s outstanding Common Stock. Both before and after the transactions, the Company had 29,995,000 shares of its common stock outstanding.

In connection with the transaction, on April 10, 2023, Dingshan Zhang resigned from all positions he held with the Company. On April 11, 2023, Jing Wan was appointed by our majority shareholder as our Chief Executive Officer, President and Director. The Company plans to continue its existing operations through its website at www.dazhong368.com, which, since 2014, has provided online advertising to different individuals or companies operating in real estate, accounting, legal and other professional services in the New York City area. Its revenues are generated from advertising fees.

The following table sets forth, as of April 13, 2023, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 30 million shares of common stock issued and outstanding.

Name and Address of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership (Common Shares)	Percentage of Beneficial Ownership
Jing Wan Chief Executive Officer, President, Director	0	0%
New Living Ventures LLC	29,215,000	97.4%

All executive officers and directors as a group (1 person)	0	0%

The foregoing description of the terms and conditions of the Stock Purchase Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 5, 2023

ANTIAGING QUANTUM LIVING, Inc.

/s/ Barry Wan
By:	Barry Wan
Title:	Chief Executive Officer

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